Exhibit 99.1

On August 19, 2004, the Ronald S. Lauder Foundation
("the RSL Foundation") reported the receipt of a gift of 175,000 shares of Class A Common Stock. On that same day the RSL Foundation sold those shares in a number of transactions with an average sale price of $42.24.
The information on the shares sold at each price appears in the two columns below:

   Shares		Price ($)
2500			42.19
5000			42.19
3000			42.19
1500			42.19
1000			42.19
100			42.19
10000			42.19
200			42.19
200			42.19
500			42.19
700			42.19
1100			42.20
500			42.20
800			42.20
1000			42.20
500			42.20
100			42.20
800			42.20
10000			42.20
29000			42.20
6000			42.20
13500			42.20
100			42.22
1000			42.23
100			42.23
600			42.24
400			42.24
7700			42.24
500			42.25
100			42.25
800			42.25
5000			42.25
400			42.25
300			42.25
1500			42.25
7500			42.25
700			42.26
200			42.26
2500			42.26
500			42.26
300			42.26
300			42.26
200			42.26
700			42.26
600			42.28
700			42.30
1500			42.30
5000			42.30
2500			42.30
42000			42.30
100			42.31
100			42.31
300			42.32
2800			42.35

After the sales the amounts of Class A
Common Stock beneficially owned by the RSL
Foundation is 36,457 shares.